SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                              FORM 8-K

                 Pursuant to Section 13 or 15(d) of
                 the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)  June 15, 1994

                           Elco Industries, Inc.
         (Exact name of registrant as specified in charter)


     Delaware                           0-5181        36-1033080
     (State or other jurisdiction       (Commission   (IRS Employer
     of incorporation)                  File Number)  Identification
                                                      Number)


     1111 Samuelson Rd., P.O. Box 7009, Rockford, Illinois  61125
     (Address of principal executive offices)         (Zip Code)


     Registrant's telephone number, including area code 815-397-5151



     (Former name or former address, if changed since last report.)

Item 5.     Other Events.

            On June 15, 1994 Elco Industries, Inc. (the "Company") purchased 135,000 shares of its common stock for $2,497,500 from Okabe Company Limited, a Japanese corporation ("Okabe"), which after giving effect to such transaction owns 853,000 shares of the Company's common stock constituting approximately 17.6% of the total outstanding shares. The purchase was pursuant to the terms of a share purchase agreement dated as of June 7, 1994 which in addition to such purchase provides that if requested by Okabe the Company will file a registration statement for an underwritten public offering of Okabe's remaining shares no later than September 1, 1994 (or as soon thereafter as practicable), Okabe will not solicit offers to buy its remaining shares of the Company in private transactions until the earlier of November 15, 1994 or five business days following the effective date of such registration statement, and Okabe is permitted to sell up to 25,000 of its remaining shares of the Company per month on NASDAQ without first offering such shares to the Company as required by the previously filed letter agreement dated June 27, 1989 between the Company and Okabe. The share purchase agreement is filed herewith as an exhibit and the foregoing is qualified in its entirety by reference to the text of such agreement.


Item 7.     Financial Statements and Exhibits.

            (C)  Exhibits

            10.  Share Purchase Agreement

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                ELCO INDUSTRIES, INC.


Date: June 17, 1994             By: Kenneth L. Heal
                                    Kenneth L. Heal
                                      Secretary/Treasurer